As filed with the Securities and Exchange Commission on _______________, 1996,
                                   Registration No. 33-______________




                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549
                              _____________

                                FORM S-8
                         Registration Statement
                                  Under
                 The Securities Act of 1933, as amended.
                              _____________

                         U. S. TECHNOLOGIES INC.
           (Exact name of registrant as specified in charter)

         Delaware                                       73-1284747
    (State of other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification
Number)

                          1402 Industrial Blvd.
                         Lockhart, Texas   78644
                             (512) 376-1049
(Address and telephone number of registrant's principal executive offices and place of business)

                             William Meehan
                  President and Chief Executive Officer
                         Lockhart, Texas   78644
                             (512) 376-1049
           (Name, address and telephone of agent for service)

 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Jack D. Bryant
                            7404 Napier Trail
                           Austin, Texas 78729
                             (512) 219-7232

    Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividends or interest reinvestment plans, check the following line:______

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: x
              CALCULATION OF REGISTRATION FEE



Title of each class        Amount       Proposed     Propose
d                  Amount of
of securities to   to be   maximum      aggregate   Registra
tion
be registered     registered       offering price (1)  offer
ing price(1)      fee(1)




Common Shares, $0.02
par value per share,
issuable upon exercise
of stock options by
Selling Shareholders800,000* $0.165   $132,000.00   $250.00





Totals          800,000      $0.165   $132,000.00   $250.00


____________________________________________________________
_________________

[1] Based upon the mean between the closing bid and ask prices for the Common Shares on November 8, 1996, in accordance with Rule 457(c).

PROSPECTUS

U. S. TECHNOLOGIES INC.
800,000 Common Shares,
$0.02 per value per share

     All of the $0.02 par value common shares (the "Common Shares") of U. S. Technologies Inc. (the "Company") are issuable upon exercise of stock options ("Options") to be issued by the Company to its officers, directors, employees and/or consultants. The Options will be issued to such individuals and/or entities pursuant to written benefit plans maintained by the Company. The Company will not receive any proceeds from the sale of the Common Shares sold by Shareholders, although the Company will receive the exercise price payable upon any exercise of the options.

     A total of 800,000 Common Shares registered hereunder are issuable upon exercise of stock options issued by the Company under its Nonqualifying Stock Option Plan (the "Plan") to employees, directors, and/or other persons associated with the Company whose services have benefitted the Company. An aggregate of 800,000 Common Shares underlie the options, none of which are presently outstanding, but will be for a period of ten (10) years from the date of grant. Options must be issued within ten (10) years from April 30, 1996. The exercise price will be determined by the Board of Directors of the Company.

     The Company's Common Shares are listed with the National Association of Securities Dealer, Inc. (NASD) and traded on the OTC Bulletin Board. On November 8, 1996, the last reported sales price for the Common Shares as reported on the OTC Bulletin Board was $0.15 and $0.18 asked.

     THE SECURITIES  OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK, IMMEDIATE  SUBSTANTIAL DILUTION,  LIMITED  OPERATIONS,
OPERATING LOSSES,  AND CONTINUING  NEED FOR WORKING CAPITAL.
See "Risk Factors."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 12, 1996.

As of the date of this Prospectus, none of the common Shares underlying the Options described herein have been issued.

     The Company  anticipates  that  upon  exercise  of  the
Options, of which there is no assurance, sales by the holders thereof may be effected from time to time, by or for the accounts of the Selling Shareholders, on the OTC Bulletin Board Automated Quotation System ("OTCBB") or in the over-the-counter market, in negotiated transactions, or otherwise. Sales will be made through broker/dealers acting as agents for the Selling Shareholders or to broker/dealers who may purchase the Common Shares as principals and thereafter sell the shares from time to time on the OTC Bulletin Board, in the over-the-counter market, in negotiated transactions, or otherwise. Sales will be made either at market prices prevailing at the times of the sales or at negotiated prices. See "Plan of Distribution."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (herein collectively, the "Form 10-K"); and, the Company's Form 8-A Registration Statement filed with the Commission on June 11, 1987 (File No. 0-15960) filed under the Securities Exchange Act of 1934, are hereby incorporated in this Prospectus by reference, and all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein, shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporation by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporation by reference in this Prospectus. Requests for such copies should be directed to William Meehan, President, U.S. Technologies Inc., (1) if by telephone to (512) 376-1049, or (ii) if by mail to P.O. Box 697, Lockhart, Texas 78644.

                        THE COMPANY

General Development of Business

     U. S. Technologies Inc. (the "Company") was incorporated on September 9, 1986, in the State of Delaware as CareAmerica Inc. From time to time the term "Company" as used herein refers to U.S. Technologies Inc. by itself or to collectively refer to U. S. Technologies Inc. and some or all of its subsidiaries, past and present. The Company was formed to furnish in-home medical care services. On April 14, 1987, the Company completed a public offering of 660,000 units, each unit consisting of one share of Common Stock and one Redeemable Warrant, each separately transferable immediately upon issuance. The foregoing reflects a 1 for 5 reverse split of the Registrant's Common Stock, Warrants and Options which took place on February 8, 1993, and assumes no additional shares issued in respect of any fractional shares which may have resulted from the reverse split.

     In 1987 the Company changed business direction from the medical industry to electronics. On September 1, 1988, the Company moved its corporate headquarters from Kansas City, Missouri, to Austin, Texas. The Company's decision to move its headquarters to Austin, Texas, was made in order to more effectively monitor the day-to-day activities of its Subsidiaries. The management of the Company felt that maintaining offices in Kansas City, Missouri, when its operating Subsidiaries were in Austin, Texas, was an unnecessary expense for the Company.

     On July 14, 1989, the shareholders of the Company approved a proposal to change the name of the Corporation from CareAmerica Inc. to U.S. Technologies Inc. On July 14, 1989, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware causing the name of the corporation to be changed to U.S. Technologies Inc. Effective with the start of business July 17, 1989, the Company's Common Stock traded on the over-the-counter market and listed on the National Association of Securities Dealers Automated Quotations (NASDAQ) System. The trading symbol was changed to USXX.

     Prior to June, 1994, the Company owned three (3) additional subsidiaries which had been in operation for several years: American Microelectronics Inc. ("AMI"), Republic Technology Corporation ("Republic"), and U.S. MicroLabs Inc. ("MicroLabs"). AMI was in the electronics contract manufacturing business. Republic was in the business of designing and marketing personal computers. MicroLabs had been inactive for several years, but had at one time been in the business of developing and marketing software. AMI was the largest secured creditor of Republic. The Company was the largest secured creditor of AMI. In

June, 1994, AMI foreclosed on its security interest in Republic and accepted an assignment of all of Republic's assets (all of which were covered by AMI's security agreement) in satisfaction of Republic's debts to AMI. Subsequent thereto the Company foreclosed on its security interest in AMI and accepted an assignment of AMI's assets (that were covered by the Company's security agreement) in satisfaction of AMI's debts to the company. The Company made a capital contribution of the foreclosed assets to the newly formed company, Lockhart Technologies, Inc., "LTI" in exchange for all of the capital stock of that company. After the foreclosures, the Company sold all of its interest in AMI, Republic, and MicroLabs for a total consideration of $1,758.

     The Company presently has two wholly owned subsidiaries: Lockhart Technologies, Inc., a Texas corporation ("LTI") and Newdat, Inc., an Arizona corporation ("Newdat"). Newdat owns an eighty percent (80%) interest in SensonCorp Liesmited, an Arizona corporation ("Senson"). The Company acquired Newdat on January 23, 1995, in exchange for 7,053,728 shares of the Company's common stock.

     LTI was incorporated on June 29, 1994. LTI was capitalized by the Company by the contribution of certain assets, tangible and intangible, which the Company received through its foreclosure of AMI. The assets were valued at $1,764,580. LTI operates an electronics contract manufacturing facility located inside a minimum security prison facility located in Lockhart, Texas. LTI has an Industry Work Program Agreement (the "IWPA"), which includes a lease agreement, with Wackenhut Corrections Corporation, The Texas Department of Criminal Justice, Division of Pardons, and Paroles and the City of Lockhart, Texas. The IWPA and Lease were assigned to LTI by American Microelectronics Inc., a corporation formerly owned by the Company. Wackenhut Corrections Corporation has not yet formally ratified the assignment of the IWPA from American Microelectronics Inc. to LTI, but has continued full cooperation with LTI over the past 28 months. The Industry Work Program Agreement provides and encourages LTI to recruit and hire qualified employees from the 500 male residents presently in this facility. Prospective resident employees are provided vocational and educational training by Wackenhut and the Texas Department of Criminal Justice, Division of Pardons and Paroles tailored to the Company's specifications. The Company is required to pay resident employees at a rate prevailing in the area for similar work, but at no time less the Federal Minimum Wage rate. The lease agreement provides for approximately 27,800 square feet of manufacturing and office space through January 31, 1997 and provides for automatic three year extensions unless notification is given by either party at least six months prior to the expiration of each term. LTI has been notified by Wackenhut that it wishes to review the terms of the second three year lease in the near future. The Company does not anticipate any material changes in the terms of the renewal option. The lease provides for annual rental rates of $1 per year for the primary term and the first automatic three year extension.

     On September 5, 1996, the Company was notified by NASDAQ that effective September 6, 1996, the Company's securities would be deleted from the Nasdaq Small Cap Market because the Nasdaq Listing Qualifications Panel lacked confidence in the Company's short term plan to maintain compliance with the listing requirements. The Company's securities are presently trading on the OTC Bulletin Board under the same trading symbol "USXX".

Principal Products, Services and Revenue Sources

     The Company furnishes direction, administrative and consulting services to its Subsidiaries, and raises funds as appropriate for their operation and expansion.

     LTI  offers   contract   manufacturing   services   for
electronic circuit boards. LTI does not manufacture the actual circuit boards; LTI purchases them from board manufacturers. Electrical components placed on the boards are furnished by LTI's customers in kit form or purchased directly from electrical supply houses or parts manufacturers. LTI places the components on the board, solders the connections and, if requested, tests the assembled board. LTI also performs electro-mechanical assembly.

     The electronic circuit board is the basic element for manufacturing electronic circuitry today. Individual electrical components such as resistors, capacitors and solid state devices are mounted on the circuit board. Such electrical components are "packaged" as "through-hole" or "surface mount" devices. Through-hole components have wire leads which are placed through holes on the board. The wire leads are soldered to the board on the reverse side. Surface mount components are smaller and have much shorter leads or metallic ends which are soldered directly to small metal pads on top of the board.

     LTI's services may be used by any business that uses electronic circuit boards. LTI presently assembles products utilized in computers, computer peripherals, security and communications systems, medical equipment and electronic testing devices. LTI markets its services through two (2) in-house salespeople and five manufacturing representative sales people. It has increased the sales force by 350% over the past six months and is attempting to expand its contract manufacturing business by including larger runs and turnkey operations.

     Newdat, Inc. is an Arizona corporation which has developed to market ready status a device for measuring (in real time during production) the thickness of coatings on wire, e.g., measuring the thickness of the zinc coating on galvanized wire. This device has wide ranging alternative applications. For example it can also be used to detect flaws in wire and cable during production or while in use, e.g., elevator or ski lift cables. Newdat is also developing a high speed tape backup unit for computers, utilizing a helical scan technology. Newdat also owns an eighty percent (80%) interest in SensonCorp Limited "Senson" which is presently marketing a line of environmentally friendly chemical coatings developed by a major Australian chemical company. Senson has exclusive rights to manufacture and market these products in North America. The coatings have a variety of applications, all with non toxic anti-corrosion capability using vapor phase corrosion
inhibitors.     Over  the  past  half  year,  the  Company's
management has consolidated much of Newdat's engineering business in Lockhart as a control measure and cost saving exercise.

The Company successfully concluded an agreement in the third quarter of 1996 to acquire an 85% ownership interest in the QuakeAlarm technology from Komen Holdings Pty., a new South Wales Holding Company in exchange for 3,536,000 shares of the Company's common stock. This technology, which has been developed and prototyped, is a fully integrated early warning earthquake alarm that can detect the first sign of an imminent earthquake. The QuakeAlarm can alert the user before humans begin to feel the earthquake by sensing the quake's "P" (primary) wave, which precedes the "S" (shock) waves which cause the damage. The purchase of the majority ownership gives the Company exclusive manufacturing and marketing right to the product worldwide. The Company plans to commence production of the QuakeAlarm immediately and market this product through several marketing representatives worldwide.

Another potential business opportunity for LTI is a product which it has developed on behalf of a customer. The product is an energy saving device which has been developed for a local company and is presently in field testing. The product offers LTI the opportunity to undertake long production run work which will enable combining the building of circuit boards and coils with electro-mechanical assembly.

LTI has entered into an exclusive three year agreement with an Austin, Texas, original computer equipment manufacturer "OEM" for the assembly, testing and shipping to end users a new line of computers using the MAC operating system. The OEM estimated that approximately 60,000 units will be produced during the first year of the contract and approximately 120,000 units during the second year.

Raw Materials

     Some of the components and raw materials used by the Company's subsidiaries are available from a limited number of suppliers and/or are susceptible to non availability due to periodic shortages. While component purchasing lead times are improving due to greater competition. In some instances there may be lead times of several months or longer to obtain and sustain an adequate supply of components. While parts are generally available, delays in obtaining some parts could jeopardize orders and increase the cost of operations for LTI and Newdat. LTI has experienced prolonged or significant shortages in the past. However, from time to time parts shortages may be expected to cause temporary delays in production of some products. Senson's raw materials include chemical stocks which are generally available and management does not presently anticipate any restrictions or delays in production due to shortages in raw materials.

Patents, Trademarks, Licenses, Franchises and Concessions

     The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for some in the future. Because of the rapid pace of technological change, the Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

Working Capital Practices

     The Company's subsidiaries are discouraged from carrying excess quantities of raw materials or purchased parts because most of their products are produced to demand; therefore, components and parts can usually be ordered as needed. LTI has an agreement which allows one of its suppliers to purchase materials from LTI's inventory when they have needs for certain items. This procedure is to be extended to other customers and known users of certain of LTI's inventory. In a determined effort to limit inventory holdings, LTI has introduced a heavy hand in its write-off program and has made a allowance for obsolence in the amount of $395,000 complemented with a determination to find buyers for slow moving items. LTI offers selected customers a 2% discount if bills are paid within ten days.

Dependence on Customers

     LTI has broadened its customer base during 1995 and 1996 and is less dependent on key customers than previously. However, it is now seeking longer production runs than in the recent past and if it is successful, dependence on one or more customers is inevitable. The loss of any one of such customers would have a material adverse effect on LTI and the Company. Management believes that this situation will abate as LTI's customer base expands.

Backlog

     At October 31, 1996, LTI's backlog (which represents that portion of outstanding contracts not yet included in revenue) was approximately $1,140,000. It is anticipated that 100% of the backlog will be delivered before April 30, 1997.

     At October 31, 1996, Newdat had no backlog as the wire measurement devices have not passed through their Beta site testing phases, and are therefore not offered for sale.

     At October 31, 1996, Senson's had no backlog and at this time Senson should be able to meet its marketing needs as the Company manufactures in large batches.

     Because LTI and Newdat receive price commitments from their vendors, their costs normally do not increase relative to backlog orders. Engineering changes in products by any of LTI's customers or other events beyond the control of LTI could result in the cancellation or suspension of some of LTI's present backlog.

Competitive Conditions

     LTI, Newdat and Senson are in competition with a large number of firms. Most of their competitors are substantially larger and have greater financial resources. LTI's business is capital intensive, i.e., a significant investment in equipment is necessary. The greater financial resources of many of LTI's competitors gives those competitors an advantage over LTI. Newdat and Senson have products which face competition from other products. The Company believes the products of Newdat and Senson have features and qualities which give them a competitive advantage. However, the existing control of the market place by their competitors and the financial resources which such competition can apply to their competitive marketing efforts are significant negative factors against the ability of Newdat and Senson to successfully complete in their markets. Positive factors pertaining to LTI's competitive position are the experience of LTI's new management team and what LTI believes is its ability to address the growing need for mixed technology circuit boards, i.e., circuit boards containing both through-hole and surface mount components. LTI has automated equipment for the assembly of circuit boards using surface mount and through-hole components. However, LTI's surface mount equipment is limited in capacity. If LTI is able to sustain and increase its volume of business, further investments in capital equipment will be required. The Company will require additional debt and/or lease financing to acquire additional equipment and expanded receivables financing to fund any growth in sales. Terms of possible lease agreements and/or the cost of borrowed funds may be prohibitive.

Research and Development Activities

     Newdat acquired products of which one had already been developed. Newdat is limiting further research and development to support the latest possible entry of its proprietary products into market, and then the support and enhancement of those products in the field.

Number of Persons Employed

     As of  October 31,  1996, the  Company had two salaried
employees.   Several employees  of LTI devoted a significant
portion of their time to the affairs of the Company.

     As of  October  31,  1996,  LTI  had  approximately  69
regular employees. LTI employees include residents from the minimum security prison facility where the Company is located.

     As of October 31, 1996, Newdat had no employees.

     As of October 31, 1996, Senson had 1 part time employee.

     None of  the Company's  employees are  represented by a
union.   The Company believes that its relationship with its
employees is good.

Regulation

     The Company is subject to Food and Drug Administration ("FDA") regulations relating to medically related devices which its subsidiary, LTI manufactures. These regulations are generally applicable to companies producing medical electronics. The products that are subject to FDA regulation are not a significant portion of LTI's business. All of the Company's subsidiaries are subject to OSHA.


                      USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Shares by the Grantees of the options. However, the Company may receive proceeds from exercise of the Options, of which there is no assurance. All net proceeds received by the Company from exercise of the Options shall be added to working capital of the Company and utilized for any valid corporate purpose. It is presently anticipated that the proceeds may be utilized for payment of outstanding accounts payable and general and administrative expenses.

RISK FACTORS

     The purchase of these securities involves a high degree of risk. Prospective investors should carefully consider the following factors, among others set forth in this Prospectus, before making a decision to purchase the Common Shares offered hereby.

     1. Going Concern. The Company incurred significant losses during the years ended December 31, 1995, 1994 and 1993 and had a working capital deficiency at December 31, 1993. The Company's auditors, Brown, Graham & Company P.C., have rendered a "going concern" opinion in its report. The Company's consolidated financial statements have been presented on the basis that the Company is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's continued existence is dependent upon its ability to resolve its liquidity problems, which it plans to resolve principally from profitable operations, accounts receivable based borrowing, long-term debt or equity financing and the continued support and forbearance of its vendors and creditors. (See Risk Factors - Future Capital Needs and Possible Loss of Facilities)

     2. NASDAQ Maintenance Requirements - the Common Stock and Redeemable Warrants have been deleted from the Nasdaq SmallCap Stock Market. The Company's Common Stock was deleted effective September 6, 1996, because the Common Stock was trading at $.125 per share, which was below the required minimum bid price of $1.00 per share. Although, the Company did meet the alternative minimum bid price test requirement of $2,000,000 in capital and surplus and
$1,000,000 in market value of public float the Nasdaq Listing Qualifications Panel was of the opinion that the Company's plan to ensure long term compliance did not convince them that the Company would be able to continue meeting the minimum requirements. The company has requested that the Review Committee of the Nasdaq Listing and Hearing Review Committee review this decision and reverse this decision. As of this date no determination has been made by the review committee. The Common Stock is presently trading on the OTC Bulletin Board.

Broker/Dealer Sales of the Company's Securities on the OTC Bulletin Board are subject to Securities and Exchange Commission Rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). The Company's Redeemable Warrants and Common Stock are subject to these rules. For transactions covered by the Rules, the broker/dealer must make a special suitability determination for the purchaser, and receive the purchaser's written agreement to the transaction prior to the sale, deliver a notice to the customer of the hazards involved in investing in such securities, and comply with additional regulations which became operative on January 3, 1993. Consequently, the Rule may affect the ability of broker/dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

     3.   Operating Losses.   The  Company has accumulated a
deficit of  $8,345,220 since  its inception through the year
ending December  31, 1995.   There  is no assurance that the
Company will operate profitably in the future.

     4.   Absence of  Dividends.   No  dividends  have  been
declared or  paid by  the Company  on its Common Stock.  The
Company intends to devote all available funds to the operation of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.

     5. Future Capital Needs. The circuit board contract assembly business is capital intensive. LTI, the Company's principal Subsidiary, has need for replacement of some of its surface mount equipment to remain competitive with some of its competition. LTI is presently seeking some of this equipment and is also attempting to finance this equipment. If LTI is unable to finance the equipment, such an event could have a material adverse impact on the Company's future operations and its ability to compete in the industry. If LTI increases its volume of business, further investments in capital equipment or replacement thereof and facilities expansion may be required. There can be no assurance that additional financing will be available on favorable terms.

     6.   Competition.   The  Company  has  competitors  and
potential competitors, many of whom may have considerably greater financial and other resources than the Company.

     7. Product Development. The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for some in the future. Because of the rapid pace of technological change, the Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

     8.   Possible Shortage of Working Capital to Market New
Product. Senson and Newdat have no working capital of their own and will have to rely upon the Company or intercompany loans from LTI to market its new product.

     9. Product Protection. The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for same in the future. The Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

     10.  Backlog.       At October  31, 1996, LTI's backlog
(which represents that portion of outstanding contracts not yet included in revenue) was approximately $1,140,000. It is anticipated that 100% of the backlog will be delivered before April 30, 1997.

     At October 31, 1996, Newdat had no backlog as the wire measurement devices have not passed through their Beta site testing phases, and are therefore not offered for sale.

     At October 31, 1996, Senson's had no backlog and at this time Senson should be able to meet its marketing needs as the Company manufactures in large batches.

     Because LTI and Newdat receive price commitments from their vendors, their costs normally do not increase relative to backlog orders. Engineering changes in products by any of LTI's customers or other events beyond the control of LTI could result in the cancellation or suspension of some of LTI's present backlog.

     11. Importance of Volume Production. The business of the Company's principal Subsidiary, LTI, is the contract assembly of surface mount, through-hole and mixed technology circuit boards. That business is capital intensive, requiring a substantial investment in automated equipment. Hence, the Company has significant fixed costs. Because of these fixed costs, the Company must have a significant volume of work to cover manufacturing costs and to sustain profitability. In this regard, production problems or planning misjudgments could have a material adverse effect on the Company.

     12. Raw Materials. Some of the components and raw materials used by LTI and Senson are available from only one supplier and/or are subject to unavailability due to general shortages. In some instances, there may be lead times of several months or longer to obtain and sustain an adequate supply of components. While parts are generally available, delays in obtaining some parts can jeopardize orders and increase the Company's cost of operations.

     13.   Reliance on  a  Few  Customers.    The  Company's
principal Subsidiary, LTI, is largely dependent on a few customers for a significant portion of its cash flow. The loss of any one of these customers may have a material adverse impact on the Company.

     14. Dependence on Key Personnel. The success of the Company depends, in part, on the continued availability of the executive officers, senior staff members and key technical employees of its Subsidiaries. The unavailability of certain of these people, or the Company's inability to attract and retain other key employees, could severely affect the Company's ability to carry on its business. There is no assurance that these officers or employees will remain with the Company or that the Company will be able to attract and retain other key employees.

     15. Effect of Possible Bankruptcy, Reorganization or Similar Proceeding. In the event of a bankruptcy, reorganization or similar proceeding, the purchasers of the shares offered pursuant to this Prospectus could lose their entire investment, even if the Company were to survive.

     16.   Litigation  Involving  the  Company.    There  is
litigation pending against the Company and some of its subsidiaries.

     17. Shares Eligible for Future Sale. As of the date of this Prospectus, the Company has issued and outstanding
21,257,263 shares of Common Stock. 18,742,737 are authorized but unissued at this time.

     18. Shares Issuable Upon Exercise of Redeemable Warrants. In connection with a public offering, the Company issued and sold 660,000 Common Stock Purchase Warrants (the "Redeemable Warrants") to purchase 660,000 shares of the Company's Common Stock at $10.00 per share at any time until 5:00 p.m., Denver, Colorado, time on April 14, 1992, (the "Warrant Expiration Date") unless extended by the Company. (By action of the Board of Directors the expiration date of the Redeemable Warrants was extended through December 31,
1996). The Redeemable Warrants expire after the Warrant Expiration Date. The Redeemable Warrants are redeemable by the Company upon 30 days notice at any time upon the payment of a redemption premium of $0.005 per Redeemable Warrant provided that, prior to such redemption, the shares of Common Stock have traded in the public market for a period of not less than twenty (20) consecutive trading days at a closing bid price of not less than $12.50. Upon the redemption of the Redeemable Warrants, if the holder does not exercise the Redeemable Warrants, the Redeemable Warrants will lose all value. There is no assurance that the Company's Common Stock will ever trade at a level high enough to cause the exercise of the Redeemable Warrants. The exercise of the Redeemable Warrants will result in additional shares of Common Stock being issued with a resulting dilution in the interests of other shareholders and could adversely affect the market price of the Common Stock.

     19. Possible Income Tax Consequences Upon Expiration of Any Unexercised Warrants. The Internal Revenue Service has taken a position that upon the expiration of warrants which were not exercised, the issuer of the warrants should realize taxable income in the year of expiration in an amount equal to the consideration received upon issuance of such warrants. If this position should prevail in the courts, the Company may become liable for federal income taxes on the amount of the proceeds realized from the sale of the Redeemable Warrants which expire unexercised.

     20. Possible loss of Facilities. LTI's operations are located in a minimum security prison facility under a lease agreement with Wackenhut Corrections Corporation, The Texas Department of Criminal Justice, Division of Pardons and Paroles and the City of Lockhart, Texas, to lease approximately 27,800 square feet of manufacturing and office space under an operating lease through January 31, 1997 and provides for an automatic three year extension. LTI has been notified by Wackenhut that they wish to renegotiate the terms of the second renewal option period. These negotiations will take place within the next thirty days. The Company does not anticipate that the terms of the contract will change materially. However, if the company were not able to renegotiate reasonable terms or was forced to vacate the current premises, this would have a material adverse impact on the Company.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

PLAN OF DISTRIBUTION

     Upon the exercise of any of the Options, sale of shares may be effected from time to time in transactions (which may include block transactions) in OTCBB, in over-the-counter market, in negotiated transactions, through the writing of options on the Common Shares, or a combination of such methods of sale, at fixed prices which may be charged, at market prices prevailing at the time of sale, or at negotiated prices. Sales may be effected by selling Common Shares directly to purchasers or to or through broker/dealers which may act as agents or principals. Such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the sellers and/or the purchasers of Common Shares for whom such broker/dealers may act as agents or to whom they sell as principal, or both. Sellers and any broker/dealer that act in connection with the sale of Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act of any commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts and commissions under the Act.

     Sellers of the Common Stock may agree to indemnify any agent, dealer or broker/dealer that participates in transactions involving sales of Common Shares against certain liabilities, including liabilities arising under the Act. The Company will indemnify certain other persons against certain liabilities in connection with the offering of the Common Shares, including liabilities arising under the Act.

COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Under  Delaware   Corporation  Act  and  the  Company's
Articles of Incorporation, as amended, the Company's Officers and Directors may be indemnified against certain liabilities which they may incur in their capacities as such.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in lieu of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Articles of Incorporation and Bylaws provide:

Article IV of the Bylaws

Section 1.  Right to Indemnification

     Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney's fees judgments, fines, ERISA, excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

Section 2.  Right of Claimant to Bring Suit.

     If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law of the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable stand of conduct set forth in the Delaware General Corporation Law nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.  Nonexclusivity of Rights.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.  Insurance, Contracts and Funding

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may enter into contracts with any director or officer of the corporation furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

Section 5.   Indemnification  of Employees and Agents of the
Corporation.

     The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.


Article 11 of the Articles of Incorporation

     To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

Position of the Commission

     Insofar as indemnification for liabilities arising under the Act may be permitted Officers, Directors and controlling persons of the Company pursuant to the forgoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "1933 Act)") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Officer, Director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Officer, Director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

OPINION OF COUNSEL

     The validity of the Common Shares offered hereby has been passed upon for the Company by Jack D. Bryant, Attorney at Law, 7404 Napier Trail, Austin, Texas 78729.


EXPERTS

     The consolidated financial statements and financial statements schedules of U. S. Technologies Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated in this Prospectus by reference to the Annual Report on Form 10-K, have been so incorporated in reliance on the report of Brown, Graham & Company, P.C. independent accountants, given on the authority of that firm as experts in accounting and auditing.


AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the offices of the Commission, 450 Fifth Street, N.W., Washington D.C., 20549. Copies of such material can be obtained from the Public

Reference Section  of the Commission at Room 1024, 450 Fifth
Street, N.W., Washington D.C., 20549, at prescribed rates.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY COMMON SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          PART II.

    Information Required in the Registration Statement.

Item 3.   Incorporation of documents by reference.

          Included in Prospectus.

Item 4.   Description of Securities.
          Not applicable.

Item 5.   Interest of Named Experts and Counsel.

          Included in Prospectus.

Item 6.   Indemnification of Directors and Officers.

          Included in Prospectus.

Item 7.   Exemption from Registration.

          Not applicable.

Item 8.   Exhibits

          (a)  Exhibits

          Exhibit No.    Document.


          5 *  Opinion of Jack D. Bryant, 7404 Napier Trail,
               Austin, Texas 78729, regarding the legality of the securities registered under this Registration Statement.

          10.1 *    1996 Nonqualifying Stock Option Plan.

          24.1 *    Consent of counsel for the Company (set
               forth in the opinion of counsel included as
               Exhibit 5).

          24.2 *    Consent of Brown, Graham & Company P.C.,
               independent public accountants for the
               Company.

*    Filed herewith.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  U. S. TECHNOLOGIES INC.
                          FORM S-8
                       EXHIBIT INDEX

Exhibit
  No.     Description                            Page


 1.1      Articles of Incorporation of the Company

 1.2      Bylaws of the Company

 5 *      Opinion of Jack D. Bryant, 7404 Napier Trail,
          Austin, Texas 78729, regarding the legality of
          the securities registered under this Registration
          Statement.                              22

10.1 *    Nonqualifying Stock Option Plan         23

24.1 *    Consent of counsel for the Company (set forth
34
          in the opinion of counsel included as Exhibit 5 to this Registration Statement)

24.2 *    Consent of Brown, Graham & Company P.C., Certified
Public    35
          Accountants for the Company.

*    Filed herewith.

     Exhibits 1.1 and 1.2 were filed as exhibits to the Company Registration Statement on Form S-1, SEC File No. 33-
47835 and SEC File No. 33-11720. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32.:

                                             EXHIBIT 5





November 12, 1996



U. S. Technologies Inc.
1402 Industrial Blvd.
Lockhart, Texas 78644

                         RE:  Registration Statement on
                              Form S-8 (S.E.C. File No.
                              33-_____________)
                              Covering Public Offering
                              of Common Shares of U. S.
                              Technologies, Inc.

Gentlemen:

     I have acted as counsel for U. S. Technologies Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of an aggregate of 800,000 Common Shares, par value $0.02 per share, underlying options issuable to any employee, director, general partner, officer, or consultant or advisor of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

     In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the
1996 Qualifying Stock Option Plan of the Company.

     Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable Common Shares of the Company.

Yours truly,



Jack D. Bryant

                                                  EXHIBIT 10.1



                   U. S. TECHNOLOGIES INC.

             1996 NONQUALIFYING STOCK OPTION PLAN


                          ARTICLE I
                       Purpose of Plan

          This 1996 NONQUALIFYING STOCK OPTION PLAN (the "Plan") of U.S. TECHNOLOGIES INC. (the "Company") for persons employed or associated with the Company, including without limitation any employee, director, general partner, officer, or consultant or advisor, is intended to advance the best interests of the Company by providing additional incentive to those persons who have a substantial responsibility for its management, affairs, and growth by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of Stock Options under the Plan supports and increases the Company's ability to attract, engage and retain individuals of exceptional talent upon whom, in large measure, the sustained progress growth and profitability of the Company for the shareholders depends.

                          ARTICLE II
                         Definitions

          For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986,
as  amended,   and  the   rules  and  regulations  promulgated
thereunder.

          "Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan. The Company shall be composed of two or more persons as from time to time are appointed to serve by the Board and may be members of the Board.

          "Common Shares" shall mean the Company's Common Shares $0.02 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

          "Company"  shall  mean  U.S.  Technologies  Inc.,  a
Delaware corporation, and any parent or subsidiary corporation of U.S. Technologies Inc., as such terms are defined in
Section 425(e) and 425(f), respectively of the Code.

          "Optionee"  shall   mean  any   person  employed  or
associated with the affairs of the Company who has been granted one or more Stock Options under the Plan.

          "Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

          "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.


                         ARTICLE III
                  Administration of the Plan

          1. The Committee shall administer the plan and accordingly, it shall have full power to grant Stock Options, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

          2. The determination of those eligible to receive Stock Options, and the amount, price, type and timing of each Stock Option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

          3. The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company and its shareholders as set forth more fully in paragraph 8 of Article X of the Plan.

          4. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

          5. Any decision made, or action taken, by the Committee or the Board arising out or in connection with the interpretation and administration of the Plan shall be final and conclusive.

          6. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Company may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

          7. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan except those resulting from his own gross negligence or willful misconduct.

          8. The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

                          ARTICLE IV
                  Shares Subject to the Plan

          1. The total number of shares of the Company available for grants of Stock Options under the Plan shall be 800,000 Common Shares, subject to adjustment as herein provided, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

          2. If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.



                          ARTICLE V
              Stock Option Terms and Conditions

          1. Consistent with the Plan's purpose, Stock Options may be granted to any person who is performing or who has been engaged to perform services of special importance to management in the operation, development and growth of the Company.

          2. Determination of the option price per share for any stock option issues hereunder shall rest in the sole and unfettered discretion of the Committee.

          3. All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Article V.

          4. All Stock Options granted hereunder must be granted within ten years from the date this Plan is adopted.

          5. No Stock Option granted hereunder shall be executable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an option shall be executable during such ten year period or during any lesser period of time. The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully executable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO.

          6. A Stock Option, or portion thereof, shall be exercised by deliver of (i) a written notice of exercise to the Company specifying the number of Common Shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 7 of this Article V.

               No NQSO or installment thereof shall be reusable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

          7. The exercise price of a Stock Option, or portion thereof, may be paid:

               A. In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or,

               B.   At  the   discretion  of   the  Committee,
through the delivery of fully paid and nonassessable Common Shares, with an aggregate fair market value (determined as the average of the highest and lowest reported sales prices on the Common Shares as of the date of exercise of the NQSO, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the

Common Shares on such day, then the last preceding day on which transactions took place), as of the date of the NQSO exercise equal to the option price, provided such tendered shares, or any derivative security resulting in the issuance of Common Shares, have been owned by he Optionee for at least 30 days prior to such exercise; or,

               C.   By a combination of both A and B above.

               The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

          8. With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new
NQSO to such Optionee.

          9. Except by will, the laws of descent and distribution, or with the written consent of the Committee, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Upon petition to, and thereafter with the written consent of the Committee, an Optionee may assign or transfer all or a portion of the Optionee's rights and interest in any stock option granted hereunder. Stock Options shall be executable during the Optionee's lifetime only by the Optionee or assignees, or the duly appointed legal representative of an incompetent Optionee, including following an assignment consented to by the Committee herein.

          10. No NQSO shall be executable while there is outstanding any other NQSO which was granted to the Optionee before the grant of such option under the Plan or any other plan which gives the right to the Optionee to purchase stock in the Company or in a corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Company, or any predecessor corporation of any of such corporations at the time of the grant. An NQSO shall be treated as outstanding until it is either exercised in full or expires by reason of lapse of time.

          11. Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either
(i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended.

                          ARTICLE VI
           Adjustments or Changes in Capitalization

          1. In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number of kinds of shares or other securities of the Company by reason of merger, consolidation, other
reorganization,      recapitalization,       reclassification,
combination of shares, stock split-up or stock dividend:

               A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

               B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or,

               C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

          2. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

                         ARTICLE VII
            Merger, Consolidation or Tender Offer

          1. If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

          2.   In the event that:

               A. Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

               B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

               C.   There  shall   be  a   sale  of   all   or
substantially all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then executable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price pre share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate fair market value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

          3. Any payment which the Company is required to make pursuant to paragraph 2 of this Article VII, shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validity tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired purchase to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

          4.   Notwithstanding paragraphs  1  and  3  of  this
Article VII, the Company may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer of the change of control, whichever occurs earlier.

                         ARTICLE VIII
              Amendment and Termination of Plan

          1. The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

          2. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

          3. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

          4. No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

                          ARTICLE IX
               Government and Other Regulations

          The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares purchase thereto to comply with any law or regulation of any government authority.

                          ARTICLE X
                   Miscellaneous Provisions

          1. No person shall have any claim or right to be granted a Stock Option under the Plan, and the grant of an NQSO under the Plan shall not be construed as giving an Optionee the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

          2. Any expenses of administering this Plan shall be borne by the Company.

          3. The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

          4. The place of administration of the Plan shall be in the State of Texas, and the validity, contraction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

          5. Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with  the  Plan's  purpose,  different  from  those specified  in  the  Plan  as  may,  in  the  judgment  of  the
Committee, be  necessary  or  desirable  to  create  equitable
opportunities  given   differences  in   tax  laws   in  other
countries.

          6. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suite or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, an against all amount paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

          7. Stock Options may be granted under this Plan form time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it become a subsidiary of the Company. The terms and conditions of such substitute stock options so granted my vary from the terms and conditions set forth in this Plan to such extent as the Board of Director of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

          8. Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the
Company the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted the Optionee by the Committee. The decision of the Committee as to the case of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner. Further, if Optionee voluntarily terminates employment with the Company, the Optionee shall forfeit all unexercised stock options.

                          ARTICLE XI
                      Written Agreement

          Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

                         ARTICLE XII
                        Effective Date

          This Plan shall become unconditionally effective as of the effective date of approval of the Plan by the Board of Director of the Company. No Stock Option may be granted later than ten (10) years from the effective date of the Plan; provided, however, that the Plan and all outstanding Stock Options shall remain in effect until such NQSO's have expired or until such options are cancelled.

Number of Shares:                            Date of Grant:




NON QUALIFYING STOCK OPTION AGREEMENT

     AGREEMENT made  this  _______  day  of  ________________,
19____, between (the "Optionee"), and U.S. TECHNOLOGIES INC., a Delaware corporation (the "Company").

          1. Grant of Option. The Company, pursuant to the provisions of the U.S. Technologies Inc. 1996 Nonqualifying Stock Option Plan (the "1996 Plan"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set froth or incorporated herein, an Option and Purchase from the Company all or any part of an aggregate of Common Shares, as such Common Shares are now constituted, at the purchase price of $ per share. The provisions of the 1996 Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

          2. Exercise. The Option evidenced hereby shall be executable in whole or in part (but only in multiples of 100 Shares unless such exercise is as to the remaining balance of this Option) on or after and on or before, provided that the cumulative number of Common Shares as to which this Option may be exercised (except as provided in paragraph 1 of Article VI of this 1996 Plan) shall not exceed the following amounts:

         Cumulative Number                            Prior to
Date
          of Shares                     (Not Inclusive of)













The Option evidenced hereby shall be executable by the deliver to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in case or certified check payable to the order of the Company, or by fully-paid and nonassessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof; and, (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on
Schedule I hereof. In the event fully paid and nonassessable Common Shares are submitted as whole or partial payment for Shares to be purchased hereunder, such Common Shares will be valued at their Fair Market Value (as defined in the 1996
Plan) on the date such Shares are received by the Company and applied to payment of the exercise price.

          3. Transferability. The Option evidenced hereby is NOT assignable or transferable by the Optionee other than by the Optionee's will, by the laws of descent and distribution, as provided in paragraph 9 of Article V of the 1996 Plan. The Option shall be executable only by the Optionee during his lifetime.

                              U.S. TECHNOLOGIES INC.



                              BY:
                                   President

ATTEST:




Secretary

          Optionee hereby acknowledges receipt of a copy of the 1996 Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 1996 Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated with cause, or by the Optionee, all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 10 of Article V of the 1996 Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option, granted to Optionee before the date of grant of this Option, to purchase Common Shares of the Company or any parent or subsidiary thereof.

Dated:



                              Optionee



                              Type or Print Name



                              Address

                              Social Security No.:

                         Attachment B
(Suggested form of letter to be used for notification of election to exercise.)

                              Date

Secretary,
U.S. Technologies Inc.
1402 Industrial Blvd.
Lockhart, Texas   78644

Dear Sir:

     In accordance with paragraph 2 of the Nonqualifying Stock Option Agreement evidencing the Option granted to me on under the U.S. Technologies Inc. 1996 Nonqualifying Stock Option Plan, I hereby elect to exercise this Option to the extent of Common Shares.

     Enclosed are (i) Certificate(s) No.(s)
representing fully-paid Common Shares of U.S. Technologies Inc. endorsed to the Company with signature guaranteed, and/or a certified check payable to the order of U.S. Technologies Inc. in the amount of $ as the balance of the purchase price of $ for the Shares which I have elected to purchase and (ii) the original Stock Option Agreement for endorsement by the Company as to exercise on Schedule I thereof. I acknowledge that the Common Shares (if any) submitted as part payment for the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 1996 Plan) on the date this Option exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to this option exercise within one year from the date of exercise or within two years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such sale for Federal income tax purposes.

     When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:








                              Signature of Optionee

                              Type or Print Name

Optionee                      Date of Grant

                          SCHEDULE I

                                        Unexercised         Is
suing
            Shares       Payment          Shares       Officer
Date      Purchased      Received        Remaining          In
itials

                                                       EXHIBIT
24.1








                       CONSENT OF COUNSEL


I HEREBY CONSENT to the inclusion of my name and references to Jack D. Bryant, Attorney at Law, beneath the caption "Opinion of Counsel" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of our opinion as Exhibit No. 5 thereto.

Dated this 12th day of November, 1996.


Yours truly,



Jack D. Bryant






























                                34

                                                  EXHIBIT 24.2









CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of U.S. Technologies Inc. on Form S-8 of our report dated April 14, 1996, on our audits of the consolidated financial statements and financial statement schedules of U.S. Technologies Inc. and Subsidiaries, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."





                              BROWN, GRAHAM AND COMPANY P.C.




Georgetown, Texas
November 12, 1996























                                35






                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of November, 1996.


                             U.S. TECHNOLOGIES INC.




                             BY:s/ John V. Allen
                                John V. Allen
                                Chairman of the Board,


     Pursuant to  the requirements of the Securities Exchange Act of 1933,  as amended,  this Registration  Statement or  Amendment
thereto  has   been  signed  by  the  following  persons  in  the
capacities and on the dates indicates.


Signature                    Title                Date



s/James Chen                Director         November 12, 1996
James Chen



s/William Meehan                             President, Director
November 12, 1996
William Meehan         Acting Controller
               Acting Principal Accounting Officer













                                36